SUPPLEMENT NO. 5 DATED JUNE 27, 1997
                       TO PROSPECTUS DATED APRIL 29, 1996
                         RELATING TO 1,814,632 SHARES OF
                          RENAL TREATMENT CENTERS, INC.
                          COMMON STOCK, $.01 PAR VALUE


         All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated April 29, 1996, as supplemented by Supplement No. 1 dated May 17, 1996, Supplement No. 2 dated December 11, 1996, Supplement No. 3 dated May 21, 1997 and Supplement No. 4 dated June 5, 1997, forming a part of Form S-3 Registration Statement No. 333-3716.

         Matter Limited Partnership #1, a Selling Stockholder, has transferred by gift an aggregate of 3,848 shares of Common Stock beneficially owned by it and covered by the Prospectus to Donna R. and B.J. Matter, as joint tenants with right of survivorship. Donna R. and B.J. Matter are hereby added to the Prospectus as Selling Stockholders with respect to these 3,848 shares. Other than the relationship of B.J. Matter to the Company previously described in the Prospectus, there is no relationship between Donna R. Matter or B.J. Matter and the Company.